Exhibit 32.1

CERTIFICATIONS UNDER SECTION 906

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Molecular Templates, Inc., a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Amendment No. 1 to the Annual Report on Form 10-K/A of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-K/A fairly presents, in all material respects, of the Company.

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Date: April 25, 2024	/s/ Eric E. Poma Ph.D.
Eric E. Poma, Ph.D.
Chief Executive Officer

Date: April 25, 2024	/s/ Jason S. Kim
Jason S. Kim
Chief Financial Officer